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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ___________________

                                 Date of Report
                        (Date of earliest event reported)
                                 March 8, 2005

                            NTN COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                      001-11460              31-1103425
 (State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)

        5966 LA PLACE COURT
        CARLSBAD, CALIFORNIA                                         92008
(Address of Principal Executive Offices)                          (Zip Code)

                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)

                               ___________________



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ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 16, 2005, NTN Communications, Inc. issued a press release announcing its financial results for the year and fourth quarter ended December 31, 2004. The press release is attached hereto as Exhibit 99.1. The information in this report and the attached exhibit is being furnished and shall not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 8.01   OTHER EVENTS.

NTN and Long Range Systems, Inc. entered into an agreement to settle and dismiss litigation relating to allegations of patent infringement and unfair competition filed by Long Range Systems in United States District Court, Northern District of Texas and to counter charges alleged by NTN against Long Range Systems, including domain name misappropriation and unfair competition, pending in the United States District Court, Southern District of California. Under the terms of the settlement, NTN and Long Range Systems each agreed to settle and dismiss the two lawsuits without liability or any payment to the other party. Each party will be responsible for its own legal costs. The Settlement Agreement is attached hereto as Exhibit 99.2.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Press release issued by NTN Communications, Inc. on March 16, 2005.

Exhibit 99.2 Settlement Agreement, effective as of February 28, 2005, between
             Long Range Systems, Inc. and NTN Communications, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   NTN COMMUNICATIONS, INC.

                                                   By:  /s/ James B. Frakes
                                                        -----------------------
                                                             James B. Frakes
                                                        Chief Financial Officer

Date:  March 18, 2005



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

99.1         Press release issued by NTN Communications, Inc. on March 16, 2005.

99.2 Settlement Agreement, effective as of February 28, 2005, between Long Range Systems, Inc. and NTN Communications, Inc.